SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Aug. 15, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY	75-0575400
(a New Mexico corporation)
Tyler at Sixth
Amarillo, Texas 79101
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On Aug. 15, 2013, the Federal Energy Regulatory Commission (FERC) issued an order on rehearing and clarification related to a 2004 Complaint case brought by Golden Spread (a wholesale cooperative customer) and joined by Public Service Company of New Mexico (PNM) and an Order on Initial Decision in a subsequent 2006 rate case filed by Southwestern Public Service Company (SPS) a New Mexico corporation, and a wholly owned subsidiary of Xcel Energy Inc.  The original Complaint included two key components; the first was the appropriateness of the allocations of system average fuel costs and the second was a base rate complaint, in which one of many issues was the appropriate demand-related cost allocator.  Over the course of several years, SPS achieved settlements of all but two issues in both of these cases.

The first issue related to PNM’s claim regarding inappropriate allocation of fuel costs, for which SPS had previously disclosed that it had recorded a reserve.  The FERC clarified its initial order and granted SPS’s request for clarification that PNM was not entitled to refunds based on the FERC’s April 2008 Order in the Complaint case. The FERC determined that refunds should apply only to firm requirements customers and not PNM’s contractual load.

The second issue related to the use of a 12 coincident peak (CP) vs. 3CP demand allocator.  This issue first arose in the base rate revenue requirements portion of Golden Spread’s 2004 Complaint as well as SPS’s 2006 rate case. In December 2007, SPS reached a settlement of all fuel issues with Golden Spread, and entered a formula rate agreement for its production costs. That agreement indicated that all issues from the complaint period were resolved and that all base rate issues from the 2006 rate case were resolved other than the 12CP vs. 3CP issue and the formula rate tariff allows this issue to be resolved.

In April 2008, the FERC issued an order resolving the remaining rate issues and found in favor of SPS on the disputed rate issue, concluding that SPS was a 12CP system.  Golden Spread asked for rehearing of this issue in May of 2008.  Also in May 2008, in a subsequent SPS rate case involving all requirements customers (other than Golden Spread), the FERC granted the motion of the full requirements customers and SPS reaffirming that SPS was a 12 CP system.

In the orders issued on Aug. 15, 2013, the FERC reversed itself, stating that it erred in its initial analysis and determined that if appropriate adjustments are made, that the SPS system, following FERC’s criteria, was a 3CP rather than a 12CP system. The FERC also found that there was not substantial justification for the change from the historic use of 3CP to 12CP.  The FERC ordered that this 3CP calculation would be carried forward beyond the locked in period for the 2006 rate case. This decision has the impact of reducing rates to Golden Spread by approximately $5 million each year. The FERC’s Aug. 15, 2013 orders required compliance filings to be made in each docket within 30 days, and although the orders do not provide detailed language regarding the refund, they appear to require SPS to calculate refunds from today back through July 1, 2006, as amounts ordered for refund prior to that were completely resolved through previous settlements.

Although the orders and our calculations of potential refund obligations are still under review, SPS’s preliminarily view is that the combination of the order and the December 2007 settlement, may, absent successful changes to the order, create a refund liability of approximately $42 million including interest.  This would be partially offset by a reserve that had been established for the PNM decision and the amounts for which the New Mexico Cooperatives had agreed to refund in the event of this outcome. The pre-tax impact to 2013 earnings from these orders could be approximately $35 million.

The annual impact to revenues through 2014 is approximately $6 million, decreasing to $4 million on June 1, 2015. SPS plans to seek reconsideration and clarification of the FERC’s rehearing order.  The FERC has substantial discretion over its refund authority and there is precedent that recognizes that allocation changes that impact cost allocation among customers should be applied prospectively. If unsuccessful in its rehearing request, SPS will have the opportunity to file rate cases at FERC and its retail jurisdictions to attempt to change all customers to a 3CP allocation method.

To the extent that SPS experiences a significant refund obligation, this amount would not be considered part of ongoing earnings, which exclude adjustments for certain items, and which management believes provides a meaningful comparison of earnings results and is representative of Xcel Energy’s fundamental core earnings power.

Xcel Energy continues to reaffirm 2013 ongoing earnings guidance of $1.85-$1.95 per share.

Except for the historical statements contained in this 8-K, the matters discussed herein, including our 2013 earnings per share guidance and assumptions and the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and SPS have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies, financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and SPS in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and SPS’s Annual Reports on Form 10-K for the year ended Dec. 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 19, 2013	Xcel Energy Inc.
(a Minnesota corporation)
Southwestern Public Service Company
(a New Mexico corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer